EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated March 20, 2006, relating to the financial statements of Viking Systems, Inc. as of December 31, 2005 and for the year ended December 31, 2005 which are included in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Peterson & Co., LLP
San Diego, California
October3, 2006